CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS RECORD QUARTERLY
NET INCOME OF $4.7 MILLION; EPS UP 136% AND LOANS GROW 13%

October 21, 2013 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported record quarterly net income of $4.7 million, or $0.33 per common share, for the quarter ended September 30, 2013, compared to net income of $2.0 million, or $0.14 per common share for the third quarter of 2012. The Company also reported net loan growth of $195.9 million, or 13%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Nine Months Ended
			%			%
	09/30/13	09/30/12	Change	09/30/13	09/30/12	Increase
Total assets	$2,756.0	$2,538.4	9%

Total loans (net)	1,675.3	1,479.4	13%

Total deposits	2,177.1	2,243.9	(3)%

Total revenues	$30.4	$28.9	5%	$90.0	$87.4	3%

Net income	4.7	2.0	135%	12.4	7.4	66%

Diluted net income per common share	$0.33	$0.14	136%	$0.86	$0.52	65%

“We are very pleased with our record quarterly net income of $4.7 million which reflects our continued progress with increasing revenues and disciplined expense management. Our double digit growth in net loans of 13% demonstrates our ability to successfully grow our loan portfolio in this challenging economic environment. This performance shows our continued commitment to creating long-term shareholder value” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

Highlights for the Third Quarter Ended September 30, 2013

•
The Company recorded net income of $4.7 million, or $0.33 per diluted share, for the third quarter of 2013 compared to net income of $2.0 million, or $0.14 per diluted share, for the same period one year ago, a $2.7 million, or 135%, increase. Financial results for the third quarter and first nine months last year included the impact of a one-time non-recurring regulatory expense of $1.5 million. Excluding that expense, net income and diluted earnings per share would have been $3.5 million and $0.25, respectively for the third quarter one year ago. Net income for the first nine months of 2013 totaled $12.4 million, or $0.86 per diluted share, up $4.9 million, or 66%, over $7.4 million, or $0.52 per diluted share recorded for the first nine months of 2012.

•
Total revenues for the third quarter of 2013 were $30.4 million, up $1.5 million, or 5%, over total revenues of $28.9 million for the same quarter one year ago and were up $450,000, or 2%, over total revenues of $29.9 million for the previous quarter. Total revenues for the first nine months of 2013 increased $2.6 million, or 3%, over the first nine months of 2012.

•
Noninterest expenses were basically flat versus the previous quarter and down $610,000, or 3%, from the same quarter one year ago. Total noninterest expenses for the first nine months of 2013 were down $1.5 million, or 2%, compared to the first nine months of 2012.

•
The Company's net interest margin on a fully-taxable basis for the third quarter of 2013 was 3.58%, compared to 3.62% recorded in the second quarter of 2013 and compared to 3.85% for the third quarter of 2012. The Company's deposit cost of funds for the third quarter was 0.28%, down from 0.29% for the previous quarter and compared to 0.35% for the same period one year ago.

•	Net loans grew $69.4 million, or 4%, on a linked quarter basis to $1.68 billion and were up $195.9 million, or 13%, over the third quarter 2012.

•
The provision for loan losses totaled $1.2 million for the third quarter of 2013, compared to $1.8 million for the previous quarter and compared to $2.5 million for the third quarter one year ago. Our allowance for loan losses totaled $27.4 million, or 1.61%, of total loans at September 30, 2013 as compared to $25.6 million, or 1.70%, of total loans at September 30, 2012.

•	Nonperforming assets were 1.71% of total assets at September 30, 2013, compared to 1.81% of total assets for the previous quarter and compared to 1.67% of total assets one year ago.

•	Total deposits at the end of the third quarter of 2013 were $2.18 billion, down $66.9 million, or 3%, compared to third quarter one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 14.79%, a Tier 1 Leverage ratio of 9.42% and a tangible common equity to tangible assets ratio of 8.34%.

•
Stockholders' equity totaled $230.9 million, or 8.38% of total assets, at the end of the third quarter. At September 30, 2013, the Company's book value per share was $16.25. The market price of Metro's common stock has increased by 66% from $12.67 per share at September 30, 2012 to $21.01 per share at September 30, 2013.

•	Return on average shareholders equity was 8.14% for the third quarter of 2013, compared to 6.90% for the previous quarter and compared to 3.44% for the same period last year.

Income Statement

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands, except per share data)	2013	2012	% Change	2013	2012	% Change
Total revenues	$30,383	$28,926	5%	$90,026	$87,413	3%
Provision for loan losses	1,200	2,500	(52)	5,300	7,950	(33)
Total noninterest expenses	22,443	23,053	(3)	67,132	68,658	(2)
Net income	4,676	1,992	135	12,369	7,438	66
Diluted net income per share	$0.33	$0.14	136%	$0.86	$0.52	65%

Metro recorded net income of $4.7 million, or $0.33 per diluted share, for the third quarter of 2013 compared to net income of $2.0 million, or $0.14 per diluted share, for the third quarter of 2012. On a linked quarter basis, net income increased $628,000, or 16%, and diluted earnings per share were up $0.05, or 18%.

Net income for the first nine months of 2013 was $12.4 million compared to $7.4 million recorded in the first nine months of 2012, up 66%. Diluted earnings per share for the first nine months of 2013 were $0.86 compared to $0.52 for the same period last year, a 65% increase.

Total revenues (net interest income plus noninterest income) for the third quarter of 2013 were $30.4 million, up $1.5 million, or 5%, over the third quarter of 2012. Total revenues for the first nine months of 2013 were $90.0 million, up $2.6 million, or 3%, over the first nine months of 2012.

Noninterest expenses for the quarter totaled $22.4 million, down $610,000, or 3%, compared to the same period in 2012 and were consistent on a linked quarter basis. Total noninterest expenses for the first nine months of 2013 were $67.1 million, down $1.5 million, or 2%, from the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2013 totaled $22.9 million, up $1.1 million, or 5%, over the $21.8 million recorded in the third quarter of 2012. For the first nine months of 2013, net interest income totaled $67.8 million versus $65.4 million for the same period in 2012, a 4% increase.

Average interest-earning assets for the third quarter of 2013 totaled $2.59 billion versus $2.55 billion for the previous quarter and were up $297.8 million, or 13%, over the third quarter of 2012. Average interest-bearing deposits totaled $1.69 billion for the third quarter of 2013, up $23.5 million, or 1%, over the same period of 2012 and average noninterest-bearing deposits for the quarter were $431.4 million, up $14.4 million, or 3%, over the third quarter last year. Total interest expense for the quarter was down $478,000, or 19%, from the third quarter of 2012 as a result of a 13 basis points (bps) reduction in the Company's overall total cost of all funds over the past twelve months.

Average interest-earning assets for the first nine months of 2013 totaled $2.54 billion versus $2.28 billion for the first nine months of 2012, an 11% increase. Total interest income on a tax equivalent basis for the first nine months of 2013 was up $961,000, or 1%, over the same period last year. Total interest expense for the first nine months was down $1.7 million, or 22%, from the first nine months of 2012.

The net interest margin for the third quarter of 2013 was 3.49%, down 3 bps from the 3.52% recorded for the previous quarter and down 26 bps from the third quarter one year ago. The net interest margin on a fully-taxable basis for the third quarter of 2013 was 3.58%, down 4 bps from the previous quarter and down 27 bps compared to 3.85% for the third quarter of 2012.

The net interest margin for the first nine months of 2013 was 3.53%, down 25 bps from the 3.78% recorded for the for the first nine months of 2012. On a fully-taxable basis, the net interest margin for the first nine months of 2013 was 3.62%, compared to 3.87% for the first nine months of 2012.

The Bank's deposit cost of funds for the third quarter of 2013 was 0.28%, down from 0.29% the previous quarter, and down 7 bps from 0.35% recorded in the third quarter one year ago. The total cost of all funding sources for the third quarter was 0.32%, compared to 0.33% for the previous quarter and down 13 basis points from the same period in 2012.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the third quarter and for the first nine months of 2013 over the same periods of 2012 was primarily due to an increase in the level of interest earning assets. Lower yields on interest earning assets were partially offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2013 vs. 2012	Volume Change	Rate Change	Total Increase	% Increase
3rd Quarter	$2,649	$(1,526)	$1,123	5%
Nine Months	$7,064	$(4,377)	$2,687	4%

Noninterest Income

Noninterest income for the third quarter of 2013 totaled $7.5 million, up $368,000, or 5%, over the third quarter one year ago. Service charges and fees for the third quarter were $7.4 million, an increase of $535,000, or 8%, over the third quarter last year while net gains on the sale of loans totaled $148,000 for the third quarter of 2013 versus $352,000 for the same period in 2012.

Noninterest income for the first nine months of 2013 increased by $176,000, or 1%, compared to the first nine months of 2012. Service charges and fees were up 3% for the first nine months of 2013 compared to 2012 and gains on the sale of loans were $811,000 during the first nine months of 2013 compared to $953,000 for the same period of 2012. Net gains on sales of securities during the first nine months of 2013 were $21,000 compared to net gains of $959,000 in the first nine months of 2012. During the first nine months of 2013 there were no OTTI losses compared to $649,000 in OTTI charges on private-label CMOs in the Bank's investment portfolio for the first nine months of 2012.

The breakdown of noninterest income for the third quarter and for the first nine months of 2013 and 2012, respectively, is shown in the table below:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Service charges, fees and other income	$7,368	$6,833	8%	$21,393	$20,786	3%
Net gains on sales of loans	148	352	(58)	811	953	(15)
Net gains (losses) on sales/calls of securities	—	(37)	(100)	21	959	(98)
Credit impairment losses on investment securities	—	—	—	—	(649)	(100)
Total noninterest income	$7,516	$7,148	5%	$22,225	$22,049	1%

Noninterest Expenses

Noninterest expenses for the third quarter of 2013 were $22.4 million, down $610,000, or 3%, compared to $23.1 million recorded in the third quarter one year ago. For the first nine months of 2013, noninterest expenses totaled $67.1 million, down $1.5 million, or 2%, from $68.7 million recorded for the first nine months of 2012.

The breakdown of noninterest expenses for the third quarter and for the first nine months of 2013 and 2012, respectively, are shown in the table below:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2013	2012	% Change	2013	2012	% Change
Salaries and employee benefits	$10,761	$10,021	7%	$31,977	$30,725	4%
Occupancy and equipment	3,319	3,265	2	9,864	9,902	—
Advertising and marketing	610	446	37	1,427	1,247	14
Data processing	3,206	3,220	—	9,688	9,883	(2)
Regulatory assessments and related costs	588	1,847	(68)	1,673	3,522	(52)
Foreclosed real estate	54	399	(86)	269	1,543	(83)
Other expenses	3,905	3,855	1	12,234	11,836	3
Total noninterest expenses	$22,443	$23,053	(3)%	$67,132	$68,658	(2)%

Balance Sheet

	As of September 30,
(dollars in thousands)	2013	2012	% Increase
Total assets	$2,755,982	$2,538,361	9%

Total loans (net)	1,675,251	1,479,394	13%

Total deposits	2,177,071	2,243,932	(3)%

Total core deposits	2,113,207	2,185,270	(3)%

Total stockholders' equity	230,941	231,822	—%

Lending

Gross loans totaled $1.70 billion at September 30, 2013, an increase of $197.7 million, or 13%, compared to September 30, 2012. The Company experienced loan growth in all but one category over the past twelve months. The composition of the Company's loan portfolio at September 30, 2013 and September 30, 2012 was as follows:

(dollars in thousands)	September 30, 2013	% of Total	September 30, 2012	% of Total	$ Change	% Change
Commercial and industrial	$435,508	26%	$347,099	23%	$88,409	25%
Commercial tax-exempt	82,507	5	88,934	6	(6,427)	(7)
Owner occupied real estate	300,555	18	274,235	18	26,320	10
Commercial construction and land development	124,376	7	107,311	7	17,065	16
Commercial real estate	450,611	26	393,182	26	57,429	15
Residential	94,227	5	82,989	6	11,238	14
Consumer	214,892	13	211,240	14	3,652	2
Gross loans	$1,702,676	100%	$1,504,990	100%	$197,686	13%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Nonperforming assets/total assets	1.71%	1.81%	1.67%
Net loan charge-offs (annualized)/average total loans	0.43%	0.31%	0.81%
Loan loss allowance/total loans	1.61%	1.72%	1.70%
Nonperforming loan coverage	63%	64%	68%
Nonperforming assets/capital and reserves	18%	19%	16%

Nonperforming assets decreased during the third quarter by $1.1 million, to $47.1 million, or 1.71%, of total assets at September 30, 2013, from $48.1 million, or 1.81%, of total assets at June 30, 2013, and compared to $42.3 million, or 1.67%, of total assets one year ago. The primary reason for the overall decrease during the third quarter of 2013 was the result of the sale of three foreclosed asset properties which totaled $993,000 combined with net charge-offs of $1.8 million. A total of $1.4 million, or 79%, of the total net charge-offs for the third quarter of 2013 was associated with one loan relationship which originated in 2006.

Total net charge-offs for the third quarter of 2013 were $1.8 million, versus $1.2 million for the previous quarter and compared to $3.1 million for the third quarter of 2012. Net charge-offs for the first nine months of 2013 totaled $3.2 million, down $817,000, or 21%, from 2012.

The Company recorded a provision for loan losses of $1.2 million for the third quarter of 2013 as compared to $1.8 million for the previous quarter and to $2.5 million recorded in the third quarter of 2012. The allowance for loan losses totaled $27.4 million as of September 30, 2013 as compared to $28.0 million at June 30, 2013 and to $25.6 million at September 30, 2012. The allowance represented 1.61% of gross loans outstanding at September 30, 2013, compared to 1.72% at June 30, 2013 and 1.70% at September 30, 2012.

Deposits

The Company's deposit balances at September 30, 2013 were $2.18 billion, compared to total deposits of $2.24 billion one year ago. Change in core deposits by type of account is as follows:

	As of September 30,
(dollars in thousands)	2013	2012	% Change	3rd Quarter 2013 Cost of Funds
Demand noninterest-bearing	$436,013	$451,443	(3)%	0.00%
Demand interest-bearing	1,140,569	1,149,453	(1)	0.28
Savings	416,681	436,005	(4)	0.30
Subtotal	1,993,263	2,036,901	(2)	0.22
Time	119,944	148,369	(19)	1.19
Total core deposits	$2,113,207	$2,185,270	(3)%	0.28%

Total core deposits (excluding time deposits) decreased $43.6 million, or 2%, over the past twelve months. The cost of core deposits, excluding time deposits, during the third quarter of 2013 was 0.22%, the same as the previous quarter and down 5 bps from the third quarter one year ago. The cost of total core deposits for the third quarter of 2013 was 0.28%, down 1 bps on a linked quarter basis and down 7 bps from the same period in 2012.

Change in core deposits by type of customer is as follows:

	September 30,	% of	September 30,	% of	%
(dollars in thousands)	2013	Total	2012	Total	Increase
Consumer	$935,166	44%	$942,344	43%	(1)%
Commercial	648,963	31	668,161	31	(3)
Government	529,078	25	574,765	26	(8)
Total	$2,113,207	100%	$2,185,270	100%	(3)%

Investments

At September 30, 2013, the Company's investment portfolio totaled $889.4 million, up $25.9 million, or 3%, on a linked quarter basis and up $96.5 million, or 12%, compared to September 30, 2012. Detailed below is information regarding the composition and characteristics of the portfolio at September 30, 2013:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$30,372	$149,093	$179,465
Mortgage-backed securities:
Federal government agencies pass through certificates	65,061	16,793	81,854
Agency collateralized mortgage obligations	491,032	103,361	594,393
Corporate debt securities	—	5,000	5,000
Municipal securities	25,686	2,977	28,663
Total	$612,151	$277,224	$889,375
Duration (in years)	5.0	6.6	5.5
Average life (in years)	5.6	7.7	6.3
Quarterly average yield (annualized)	2.22%	2.62%	2.33%

At September 30, 2013, after-tax unrealized losses on the Bank's available for sale portfolio were $10.6 million, as compared to after-tax unrealized gains of $7.4 million at September 30, 2012. This change is a direct result of the steep decline in market prices for fixed rate investments which has occurred over the past two quarters.

Capital

Stockholders' equity at September 30, 2013 totaled $230.9 million, compared to $231.8 million at September 30, 2012. The decrease is primarily the net result of recorded net income over the past twelve months offset by the after-tax net decrease in the fair market value of the Company's investment securities available for sale portfolio. Return on average stockholders' equity (ROE) for the third quarter of 2013 was 8.14%, compared to 6.90% for the previous quarter and up over the 3.44% for the third quarter last year.

The Company's capital ratios at September 30, 2013 and 2012 were as follows:

	9/30/2013	9/30/2012	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.42%	10.18%	5.00%
Tier 1	13.54	14.50	6.00
Total capital	14.79	15.76	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At September 30, 2013, the Company's book value per common share was $16.25.

The market price of Metro's common stock increased by 66% from $12.67 per common share at September 30, 2012 to $21.01 per common share at September 30, 2013.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	the effects of ongoing short and long-term federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the effects of the failure of the federal government to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	possible impacts of the capital and liquidity requirements of the Basel III standards and other regulatory pronouncements;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses (allowance or ALL);

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	%	September 30,	%	September 30,	September 30,	%
(in thousands, except per share amounts)	2013	2013	Change	2012	Change	2013	2012	Change
Income Statement Data:
Net interest income	$22,867	$22,599	1%	$21,778	5%	$67,801	$65,364	4%
Provision for loan losses	1,200	1,800	(33)	2,500	(52)	5,300	7,950	(33)
Noninterest income	7,516	7,334	2	7,148	5	22,225	22,049	1
Total revenues	30,383	29,933	2	28,926	5	90,026	87,413	3
Noninterest expenses	22,443	22,360	—	23,053	(3)	67,132	68,658	(2)
Net income	4,676	4,048	16	1,992	135	12,369	7,438	66
Per Common Share Data:
Net income per common share:
Basic	$0.33	$0.28	18%	$0.14	136%	$0.87	$0.52	67%
Diluted	0.33	0.28	18	0.14	136	0.86	0.52	65

Book Value		$16.09				$16.25	$16.33	—

Weighted average common shares outstanding:
Basic	14,145	14,137		14,129		14,138	14,128
Diluted	14,315	14,243		14,129		14,248	14,128
Balance Sheet Data:
Total assets	$2,755,982	$2,658,405	4%			$2,755,982	$2,538,361	9%
Loans (net)	1,675,251	1,605,828	4			1,675,251	1,479,394	13
Allowance for loan losses	27,425	28,038	(2)			27,425	25,596	7
Investment securities	889,375	863,462	3			889,375	792,909	12
Total deposits	2,177,071	2,168,759	—			2,177,071	2,243,932	(3)
Core deposits	2,113,207	2,102,450	1			2,113,207	2,185,270	(3)
Stockholders' equity	230,941	228,468	1			230,941	231,822	—
Capital:
Total stockholders' equity to assets		8.59%				8.38%	9.13%
Leverage ratio		9.37				9.42	10.18
Risk based capital ratios:
Tier 1		13.63				13.54	14.50
Total Capital		14.89				14.79	15.76
Performance Ratios:
Deposit cost of funds	0.28%	0.29%		0.35%		0.29%	0.39%
Cost of funds	0.32	0.33		0.45		0.34	0.48
Net interest margin	3.49	3.52		3.75		3.53	3.78
Return on average assets	0.69	0.60		0.32		0.62	0.41
Return on average stockholders' equity	8.14	6.90		3.44		7.10	4.37
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.43%	0.31%		0.81%		0.26%	0.36%
Nonperforming assets to total period-end assets	1.71	1.81				1.71	1.67
Allowance for loan losses to total period-end loans	1.61	1.72				1.61	1.70
Allowance for loan losses to period-end nonperforming loans	63	64				63	68
Nonperforming assets to capital and allowance	18	19				18	16

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets

	September 30,	December 31,
	2013	2012
(in thousands, except share and per share amounts)	(Unaudited)

Assets
Cash and cash equivalents	$59,382	$56,582
Securities, available for sale at fair value	612,151	675,109
Securities, held to maturity at cost (fair value 2013: $262,976; 2012: $273,671)	277,224	269,783
Loans, held for sale	5,011	15,183
Loans receivable, net of allowance for loan losses (allowance 2013: $27,425; 2012: $25,282)	1,675,251	1,503,515
Restricted investments in bank stock	18,538	15,450
Premises and equipment, net	76,447	78,788
Other assets	31,978	20,465
Total assets	$2,755,982	$2,634,875

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$436,013	$455,000
Interest-bearing	1,741,058	1,776,291
Total deposits	2,177,071	2,231,291
Short-term borrowings	316,225	113,225
Long-term debt	15,800	40,800
Other liabilities	15,945	14,172
Total liabilities	2,525,041	2,399,488
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2013: 14,150,737; 2012: 14,131,263)	14,151	14,131
Surplus	158,415	157,305
Retained earnings	68,620	56,311
Accumulated other comprehensive income (loss)	(10,645)	7,240
Total stockholders' equity	230,941	235,387
Total liabilities and stockholders' equity	$2,755,982	$2,634,875

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2013	2012	2013	2012
Interest Income
Loans receivable, including fees:
Taxable	$18,752	$18,084	$55,239	$53,919
Tax-exempt	908	929	2,744	2,693
Securities:
Taxable	5,021	5,094	15,387	16,332
Tax-exempt	185	148	553	267
Federal funds sold	—	—	—	1
Total interest income	24,866	24,255	73,923	73,212
Interest Expense
Deposits	1,503	1,842	4,647	5,924
Short-term borrowings	189	43	501	170
Long-term debt	307	592	974	1,754
Total interest expense	1,999	2,477	6,122	7,848
Net interest income	22,867	21,778	67,801	65,364
Provision for loan losses	1,200	2,500	5,300	7,950
Net interest income after provision for loan losses	21,667	19,278	62,501	57,414
Noninterest Income
Service charges, fees and other operating income	7,368	6,833	21,393	20,786
Net gains on sales of loans	148	352	811	953
Total fees and other income	7,516	7,185	22,204	21,739
Net impairment loss on investment securities	—	—	—	(649)
Net gains (losses) on sales/calls of securities	—	(37)	21	959
Total noninterest income	7,516	7,148	22,225	22,049
Noninterest Expenses
Salaries and employee benefits	10,761	10,021	31,977	30,725
Occupancy and equipment	3,319	3,265	9,864	9,902
Advertising and marketing	610	446	1,427	1,247
Data processing	3,206	3,220	9,688	9,883
Regulatory assessments and related costs	588	1,847	1,673	3,522
Foreclosed real estate	54	399	269	1,543
Other	3,905	3,855	12,234	11,836
Total noninterest expenses	22,443	23,053	67,132	68,658
Income before taxes	6,740	3,373	17,594	10,805
Provision for federal income taxes	2,064	1,381	5,225	3,367
Net income	$4,676	$1,992	$12,369	$7,438
Net Income per Common Share
Basic	$0.33	$0.14	$0.87	$0.52
Diluted	0.33	0.14	0.86	0.52
Average Common and Common Equivalent Shares Outstanding
Basic	14,145	14,129	14,138	14,128
Diluted	14,315	14,129	14,248	14,128

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	September 30, 2013			June 30, 2013			September 30, 2012			September 30, 2013			September 30, 2012
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$881,068	$5,021	2.28%	$889,510	$5,007	2.25%	$755,138	$5,094	2.70%	$895,782	$15,387	2.29%	$784,101	$16,332	2.78%
Tax-exempt	29,873	284	3.80	29,871	284	3.80	24,572	225	3.67	29,871	851	3.80	14,285	405	3.78
Total securities	910,941	5,305	2.33	919,381	5,291	2.30	779,710	5,319	2.73	925,653	16,238	2.34	798,386	16,737	2.80
Federal funds sold	—	—	—	—	—	—	—	—	—	—	—	—	3,601	1	0.05
Total loans receivable	1,674,334	20,150	4.73	1,628,073	19,908	4.85	1,507,731	19,491	5.08	1,619,215	59,460	4.86	1,480,517	57,999	5.17
Total earning assets	$2,585,275	$25,455	3.88%	$2,547,454	$25,199	3.93%	$2,287,441	$24,810	4.28%	$2,544,868	$75,698	3.94%	$2,282,504	$74,737	4.33%
Sources of Funds
Interest-bearing deposits:
Regular savings	$458,105	$348	0.30%	$424,474	$335	0.32%	$408,213	$367	0.36%	$432,453	$1,009	0.31%	$394,997	$1,088	0.37%
Interest checking and money market	1,039,800	735	0.28	1,039,872	733	0.28	1,043,502	889	0.34	1,052,330	2,270	0.29	1,023,718	2,903	0.38
Time deposits	123,044	368	1.19	130,015	397	1.22	151,313	533	1.40	130,506	1,212	1.24	161,071	1,763	1.46
Public time and other noncore deposits	65,145	52	0.32	59,894	60	0.40	59,610	53	0.36	60,026	156	0.35	53,551	170	0.42
Total interest-bearing deposits	1,686,094	1,503	0.35	1,654,255	1,525	0.37	1,662,638	1,842	0.44	1,675,315	4,647	0.37	1,633,337	5,924	0.48
Short-term borrowings	329,868	189	0.22	325,044	181	0.22	69,041	43	0.24	294,978	501	0.22	95,041	170	0.23
Long-term debt	15,800	307	7.77	15,800	307	7.77	49,200	592	4.80	22,760	974	5.70	49,200	1,754	4.75
Total interest-bearing liabilities	2,031,762	1,999	0.39	1,995,099	2,013	0.40	1,780,879	2,477	0.55	1,993,053	6,122	0.41	1,777,578	7,848	0.59
Demand deposits (noninterest-bearing)	431,438			440,573			417,079			435,026			410,572
Sources to fund earning assets	2,463,200	1,999	0.32	2,435,672	2,013	0.33	2,197,958	2,477	0.45	2,428,079	6,122	0.34	2,188,150	7,848	0.48
Noninterest-bearing funds (net)	122,075			111,782			89,483			116,789			94,354
Total sources to fund earning assets	$2,585,275	$1,999	0.31%	$2,547,454	$2,013	0.32%	$2,287,441	$2,477	0.43%	$2,544,868	$6,122	0.32%	$2,282,504	$7,848	0.46%

Net interest income and margin on a tax- equivalent basis		$23,456	3.58%		$23,186	3.62%		$22,333	3.85%		$69,576	3.62%		$66,889	3.87%
Tax-exempt adjustment		589			587			555			1,775			1,525
Net interest income and margin		$22,867	3.49%		$22,599	3.52%		$21,778	3.75%		$67,801	3.53%		$65,364	3.78%

Other Balances:
Cash and due from banks	$50,839			$50,801			$56,959			$48,182			$47,485
Other assets	71,101			90,398			96,105			84,412			99,118
Total assets	2,707,215			2,688,653			2,440,505			2,677,462			2,429,107
Other liabilities	16,157			17,725			12,128			16,558			13,719
Stockholders' equity	227,858			235,256			230,419			232,825			227,238

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Year Ended	Nine Months Ended
	September 30,		December 31,	September 30,
(dollars in thousands)	2013	2012	2012	2013	2012

Balance at beginning of period	$28,038	$26,158	$21,620	$25,282	$21,620
Provisions charged to operating expenses	1,200	2,500	10,100	5,300	7,950
	29,238	28,658	31,720	30,582	29,570
Recoveries of loans previously charged-off:
Commercial and industrial	613	15	227	945	216
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	—	7	3	8
Commercial construction and land development	(21)	64	517	477	513
Commercial real estate	—	55	97	—	85
Residential	7	3	4	10	4
Consumer	11	20	67	69	65
Total recoveries	610	157	919	1,504	891
Loans charged-off:
Commercial and industrial	(1,462)	(487)	(2,302)	(2,726)	(947)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	(34)	—	(772)	(270)	(92)
Commercial construction and land development	(267)	(625)	(1,378)	(292)	(1,223)
Commercial real estate	(109)	(1,580)	(1,853)	(332)	(1,852)
Residential	(36)	(198)	(308)	(166)	(263)
Consumer	(515)	(329)	(744)	(875)	(488)
Total charged-off	(2,423)	(3,219)	(7,357)	(4,661)	(4,865)
Net charge-offs	(1,813)	(3,062)	(6,438)	(3,157)	(3,974)
Balance at end of period	$27,425	$25,596	$25,282	$27,425	$25,596
Net charge-offs (annualized) as a percentage of average loans outstanding	0.43%	0.81%	0.44%	0.26%	0.36%
Allowance for loan losses as a percentage of period-end loans	1.61%	1.70%	1.65%	1.61%	1.70%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of September 30, 2013 and for the preceding four quarters (dollar amounts in thousands).

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$9,967	$12,053	$12,451	$11,289	$17,133
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	4,924	4,999	3,428	3,119	3,230
Commercial construction and land development	11,723	12,027	12,024	6,300	6,826
Commercial real estate	6,904	3,893	5,575	5,659	4,571
Residential	7,316	7,133	3,295	3,203	3,149
Consumer	2,541	3,422	2,517	2,846	2,304
Total nonaccrual loans	43,375	43,527	39,290	32,416	37,213
Loans past due 90 days or more and still accruing	119	—	1,726	220	704
Total nonperforming loans	43,494	43,527	41,016	32,636	37,917
Foreclosed assets	3,556	4,611	2,675	2,467	4,391
Total nonperforming assets	$47,050	$48,138	$43,691	$35,103	$42,308

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$23,621	$18,817	$18,927	$13,247	$14,283
Accruing TDRs	11,078	14,888	14,308	19,559	20,424
Total TDRs	$34,699	$33,705	$33,235	$32,806	$34,707

Nonperforming loans to total loans	2.55%	2.66%	2.61%	2.13%	2.52%

Nonperforming assets to total assets	1.71%	1.81%	1.67%	1.33%	1.67%

Nonperforming loan coverage	63%	64%	67%	77%	68%

Allowance for loan losses as a percentage of total period-end loans	1.61%	1.72%	1.74%	1.65%	1.70%

Nonperforming assets / capital plus allowance for loan losses	18%	19%	17%	13%	16%